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                                                                     Exhibit 21

Subsidiaries of the Registrant

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Name of Subsidiary                                                State or Jurisdiction of Incorporation
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
Material Sciences Corporation, Engineered Materials and Solutions
  Group, Inc. (formerly known as MSC Pre Finish Metals Inc.)      Illinois

Material Sciences Corporation, Electronic Materials and Devices
  Group, Inc.                                                     Delaware

MSC Pre Finish Metals (EGV) Inc.                                  Delaware

MSC Pre Finish Metals (MV) Inc.                                   Delaware

MSC Pre Finish Metals (MT) Inc.                                   Delaware

MSC Walbridge Coatings Inc.                                       Delaware

MSC San Diego Holding Company Inc. (formerly known as MSC
  Specialty Films, Inc.)                                          California

MSC Laminates and Composites Inc.                                 Delaware

MSC Laminates and Composites (EGV) Inc.                           Delaware

Material Sciences Foreign Sales Corporation                       U. S. Virgin Islands

MSC Richmond Holding Company Inc. (formerly known as MSC
  Pinole Point Steel Inc.)                                        Delaware

MSC Pre Finish Metals (PP) Inc.                                   Delaware

MSC/GAC Laminates and Composites Holding GmbH                     Germany

MSC/GAC Laminates and Composites GmbH & Co.                       Germany

MSC/GAC Beteiligungs GmbH                                         Germany

MSC/TEKNO Laminates and Composites LTDA                           Brazil
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